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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) -- DECEMBER 22, 1997

                           THE WACKENHUT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

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              FLORIDA                          1-05450                        59-0857245
  (State or Other Jurisdiction of            (Commission                     (IRS Employer
  Incorporation or Organization)            File Number)                  Identification No.)
              4200 WACKENHUT DRIVE #100
             PALM BEACH GARDENS, FLORIDA                                    33410-4243
      (Address of Principal Executive Offices)                              (Zip Code)
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                                 (561) 622-5656
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On November 24, 1997, The Wackenhut Corporation (the "Company") entered into an asset purchase agreement (the "Asset Purchase Agreement") with Professional Employee Management, Inc., Professional Employee Management II, Inc., the Professional Employee Management III, Inc. and Professional Employee Management IV, Inc., (together, "PEM Companies"); and Celeste D. Dockery ("Dockery") and Darrin J. Fedder ("Fedder," and together with Dockery, the "PEM Shareholders"), who together constitute all of the shareholders of the PEM Companies, relating to the proposed acquisition by the Company of substantially all of the assets of the PEM Companies. The PEM Companies are privately-held professional employer organizations (each a "PEO"), which provide a complete range of employee leasing services to over 600 clients. The transaction contemplated by the Asset Purchase Agreement, which was subject to various conditions to closing including the approval of the Company's board of directors, was consummated on December 22, 1997.

     Pursuant to the Asset Purchase Agreement, the Company acquired substantially all of the assets of the PEM Companies in exchange for an initial payment (the "Initial Payment") of approximately $18.8 million in cash (subject to adjustment based on the PEM Companies' aggregate net worth, long-term indebtedness and working capital as of the Closing Date, which will be calculated on a post-closing basis), together with a series of contingent earnout payments (the "Earnout Payments") which will become payable either in cash or shares of the Company's Series B Common Stock (at the option of the Company), based on the performance of certain wholly-owned subsidiaries of the Company which have been formed for the purpose of acquiring the assets of the PEM Companies (the "Wackenhut Subsidiaries"). The Earnout Payments will be based on the 1998, 1999 and 2000 fiscal years of the Wackenhut Subsidiaries and the Company will become obligated to make the Earnout Payments in an amount equal to the product of the Incremental EBIT (as defined in the Asset Purchase Agreement) of the Wackenhut Subsidiaries for each such fiscal year multiplied by a factor of five (5). In no event will the aggregate purchase price, including the Initial Payment and the Earnout Payments, exceed $50.7 million.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)  Financial Statements of Business Acquired

            Not Applicable

          (b)  Pro Forma Financial Information

            Not Applicable

          (c)  Exhibits

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       Asset Purchase Agreement dated November 24, 1997 among The Wackenhut Corporation,
2.1    Professional Employee Management, Inc., Professional Employee Management II,
       Inc., Professional Employee Management III, Inc. and Professional Employee
       Management IV, Inc., Celeste D. Dockery and Darrin J. Fedder.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE WACKENHUT CORPORATION

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Date:  January 5, 1998                                               By: /s/ PHILIP L. MASLOWE
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                                                                         Philip L. Maslowe
                                                                   Senior Vice President-Finance
                                                                    and Chief Financial Officer
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